                                                               Exhibit 2.2

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                 AND AMENDMENT NO. 1 TO REVOLVING CREDIT LINE
                         AND REVOLVING PROMISSORY NOTE

  This Amendment No. 1 to the Agreement and Plan of Merger and Amendment No. 1 to Revolving Credit Line and Revolving Promissory Note dated as of October 1, 1998 (the "Merger Agreement") is entered into this 16th day of March, 1999, by and among Autonomous Technologies Corporation ("Autonomous"), Summit Technology, Inc. ("Summit") and Alpine Acquisition Corp. ("Alpine"). Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Merger Agreement.

  WHEREAS, pursuant to notice duly given on February 17, 1999, Summit extended the termination date of the Merger Agreement to March 30, 1999 and agreed to increase the line of credit to Autonomous under the revolving credit line to $6.5 million; and

  WHEREAS, the parties now desire to, among other things, extend the termination date of the Merger Agreement to April 30, 1999.

  NOW THEREFORE, pursuant to Section 8.4 of the Merger Agreement, the parties hereby agree to amend the Merger Agreement as follows:

  1. Article VII of the Merger Agreement shall be amended by replacing the reference to February 28, 1999 with April 30, 1999.

  2. The last paragraph of Section 7.1 shall be deleted in its entirety.

  3. In connection with the execution of this Amendment, Summit and Autonomous hereby amend the Revolving Credit Line letter agreement, dated October 1, 1998, such that all references to $5,000,000 within such Revolving Credit Line letter are hereby replaced with $8,000,000. Further, Summit and Autonomous hereby amend the Revolving Promissory Note made by Autonomous to Summit, dated October 1, 1998, such that the reference to "Five Million Dollars ($5,000,000)" in the first paragraph of that Note is hereby replaced with "Eight Million Dollars ($8,000,000)."

  4. A new Section 1.6(g) shall be inserted into the Merger Agreement as follows:

    (g) Assumption of Warrants. At the Effective Time, each warrant to purchase Company Common Stock (a "Warrant") shall represent the right to purchase and receive (in lieu of the Company Stock purchasable and receivable upon exercise of the rights represented thereby), upon exercise of the Warrant, the Merger Consideration issued or payable with respect to or in exchange for a number of outstanding shares of Company Common Stock equal to the number of shares of Company Common Stock purchasable and receivable upon the exercise of such Warrant immediately before the Merger. The provisions of each Warrant (including, without limitation, provisions for adjustment of the exercise price and the number of shares purchasable and receivable upon exercise of the Warrant) shall be applicable, as nearly as practicable, after the Merger in relation to the Merger Consideration deliverable upon exercise of the Warrant. At or before the Effective Time, Summit shall execute such instruments of assumption as may be required by any Warrant.
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  5. Section 5.11 of the Merger Agreement is hereby amended in its entirety such that it reads as follows:

           "Upon reasonable notice from the other, Parent and the Company shall use their respective best efforts to cause Deloitte & Touche LLP, as auditor of the December 31, 1998 financial statements for each of the Parent and the Company, and the Company shall use its best efforts to cause Arthur Andersen LLP, as auditor of its December 31, 1996 and 1997 financial statements, to deliver to Parent or the Company, as the case may be, a letter, dated within 2 business days of the Effective Date of the S-4 Registration Statement covering such matters as are requested by Parent or the Company and as are customarily addressed in accountant's "comfort" letters."

  6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This
     Amendment may be executed by facsimile signature.

  7. Except as amended hereby, the Merger Agreement the Revolving Credit Line letter agreement and the Revolving Promissory Note shall remain in full force and effect in accordance with their terms.

  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                        SUMMIT TECHNOLOGY, INC.

                                             /s/ Robert J. Palmisano
                                        By:____________________________________
                                           Name:
                                           Title:

                                        ALPINE ACQUISITION CORP.

                                             /s/ Robert J. Palmisano
                                        By: ___________________________________
                                           Name:
                                           Title:

                                        AUTONOMOUS TECHNOLOGIES CORPORATION

                                                  /s/ Randy W. Frey
                                        By: ___________________________________
                                           Name: Randy W. Frey
                                           Title:CEO